SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported:) May 15, 1998



                         Commission File Number 0-28840



                     Information Management Resources, Inc.
             (Exact Name of Registrant as Specified in its Charter)



              Florida                                  59-2911475
    (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
    Incorporation or Organization)



                           26750 U.S. Highway 19 North
                                    Suite 500
                            Clearwater, Florida 33761
              (Address of Principal Executive Offices and Zip Code)



                                  (813)797-7080
              (Registrant's Telephone Number, Including Area Code)

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS
                  ------------------------------------

                  Pursuant to an Agreement signed May 15, 1998, the Company agreed to acquire 100% of the outstanding shares of Lyon Consultants, S.A. ("Lyon"), a privately held software engineering company headquartered in Paris, France from its five owners, Jean Rene Lyon, Pierre Barberis, Marie-Amelie Barberis, Romain Barberis and Didier Lamour (collectively referred to as "Sellers"). Lyon specializes in rapid software application development, utilizing reusable business and technical software objects, and information technology consulting. Lyon currently provides these services to large European and American companies, with a strong emphasis on the insurance, banking, utility and manufacturing industries. For the year ended December 31, 1997, Lyon was profitable with revenue of approximately $13,700,000. Lyon's assets consist primarily of cash, marketable securities and accounts receivable.

                  The purchase price of Lyon consists of $16.0 million in cash and 499,353 unregistered shares of IMR's common stock with a value of $12.3 million on the date of the transaction. Additional payments, not to exceed $3.0 million and 32,503 unregistered shares of IMR's common stock, will be payable to the Sellers if certain financial targets are achieved in 1998. The purchase price was determined through negotiations between the Company and the Sellers. Cash was paid out of the Company's working capital. A more detailed description of the transaction is contained in the Agreement filed as Exhibit 2.1 and hereby incorporated by reference.

                  The Lyon acquisition will be accounted for as a purchase pursuant to APB No. 16, "Business Combinations" and resulting goodwill will be amortized over a 10 year period. A portion of the acquisition price will be expensed in the quarter ending June 30, 1998 as acquired in-process research and development in accordance with Financial Accounting Standard (FAS) No. 2. Management is in the process of determining the amount of acquired in-process research and development.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS
                  ---------------------------------

                  (a)   Financial Statements of Lyon Consultants, S.A.

                        Financial statements for Lyon Consultants, S.A. prepared in accordance with Regulation S-X and required to be filed pursuant to this section are not available at this time. Such financial statements will be filed by Information Management Resources, Inc. as soon as practicable by an amended Current Report on Form 8-K which will be filed within 60 days after May 30, 1998.

                  (b)   Pro Forma Financial Information

                        The pro forma financial statements of Information Management Resources, Inc. required to be filed pursuant to this section are not available at this time. Such pro forma financial information will be filed by Information Management Resources, Inc. as soon as practicable by an amended Current Report on Form 8-K which will be filed within 60 days after May 30, 1998.

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                  (c)   Exhibits:
                        --------

                        Number                   Description
                        ------                   -----------

                           2.1 Share Purchase Agreement - Acquisition of Lyon Consultants, S.A. dated May 15, 1998 for the acquisition of "Lyons" between Information Management Resources, Inc. (Buyer) and Jean Rene Lyon, Pierre Barberis, Marie-Amelie Barberis, Romain Barberis and Didier Lamour (Sellers).


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

                                   SIGNATURES





         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          INFORMATION MANAGEMENT RESOURCES, INC.



Date    May 28, 1998
                                          /s/ Satish K. Sanan
                                          -----------------------------
                                          Chief Executive Officer



Date    May 28, 1998
                                          /s/ Robert M. Molsick
                                          -----------------------------
                                          Chief Financial Officer





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